UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026

Ocean Power Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock $0.001 Par Value	OPTT	NYSE American
Series A Preferred Stock Purchase Rights	N/A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Change in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

Effective June 2, 2025, Moss Adams LLP (“Moss Adams”), our independent registered public accounting firm for the fiscal year ended April 30, 2025, completed its merger with Baker Tilly US, LLP (“Baker Tilly”). In connection with the notification of the merger, Moss Adams resigned as the auditors of the Company and the Audit Committee of the Company’s Board of Directors approved the appointment of Baker Tilly, as the successor to Moss Adams, as the Company’s independent registered public accounting firm. On October 26, 2026, our Audit Committee dismissed Baker Tilly as the Company’s independent registered public accounting firm, effective immediately. The decision by the Audit Committee was made to save on audit fees and costs, among other factors.

Baker Tilly’s audit reports on the Company’s consolidated financial statements for each of the fiscal years ended April 30, 2026 and 2025 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Baker Tilly’s report on the Company’s consolidated financial statements for the year ended April 30, 2026, contained an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two fiscal years ended April 30, 2026 and 2025, and during the subsequent interim period through October 26, 2026, there were (i) no disagreements with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved to Baker Tilly’s satisfaction, would have caused Baker Tilly to make reference to the subject matter of the disagreements in its reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except as disclosed in Item 9A of the Company’s Annual Report for the fiscal year ended April 30, 2026, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2026, the Company identified material weaknesses in its internal control over financial reporting relating to the following:

● The Company did not design and maintain effective controls over the identification, evaluation, valuation and accounting for complex and/or non-routine transactions, including transactions related to revenue recognition and convertible debt agreements. Specifically, the Company did not design and maintain effective controls to ensure that complex and/or non-routine transactions were appropriately identified, evaluated, valued and accounted for in accordance with generally accepted accounting principles in the United States.

● The Company did not design and maintain effective controls over the completeness and accuracy of key data elements and system generated reports derived from our inventory management system used in financial reporting. Specifically, the Company did not design and maintain effective controls related to inventory movements to validate inventory aging, and consequently, there were insufficient controls over the completeness and accuracy of key data elements used in evaluating the appropriateness of the valuation of inventory.

The Company provided Baker Tilly with a copy of the foregoing disclosures prior to filing and requested that Baker Tilly furnish a letter addressed to the SEC stating whether or not Baker Tilly agrees with the statements above. Baker Tilly provided its letter dated October 28, 2026 to the SEC, stating that it agreed

A copy of Baker Tilly’s letter dated October 28, 2026 is filed as Exhibit 16.1 to this Report.

(b) Appointment of New Independent Registered Public Accounting Firm.

Effective October 26, 2026, the Audit Committee of the Board (the “Audit Committee”) appointed Carr, Riggs & Ingram, L.L.C. (“CRI”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending April 30, 2027. CRI’s PCAOB firm ID is 213.

During the Company’s two most recent fiscal years ended April 30, 2026 and April 30, 2025 and during the subsequent interim period through October 26, 2026, neither the Company nor anyone acting on its behalf has consulted with CRI, regarding either: (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that CRI concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 8.01 Other Events.

On October 26, 2026, the Company issued a press release announcing execution of a letter of intent with Stratum Holdings for a proposed strategic collaboration to demonstrate offshore renewable-powered data center assets. A copy of the press release is filed as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

16.1	Letter from Baker Tilly US, LLP to the Securities and Exchange Commission dated October 28, 2026.

99.1	Press release issued on October 26, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2026

OCEAN POWER TECHNOLOGIES, INC.

/s/ Tracy Pagliara
Tracy Pagliara
Acting President and Chief Executive Officer